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Financial News Release For Immediate Release
Contact Information:	Investor Inquiries Jodie Brady Pixelworks, Inc. Tel: (503) 612-6700 ext. 527 E-mail: jodieb@pixelworks.com Web site: www.pixelworks.com	Media Inquiries Chris Bright Pixelworks, Inc. Tel: (503) 612-6700 ext. 594 E-mail: cbright@pixelworks.com

        Conference Call at 2 p.m. PST, January 24, 2002—Pixelworks will host a conference call at 2 p.m. PST, January 24, 2002, which can be accessed at (719) 457-2662 using pass code 769033, or at www.videonewswire.com. A replay will be available by telephone through January 26, 2002, at (719) 457-0820 using pass code 769033. The Web broadcast will also be available at www.videonewswire.com through February 7, 2002.

Pixelworks Reports Fourth Quarter and
2001 Financial Results

2001 Financial Highlights

  •
  Record 2001 revenues of $90.8 million increases 73 percent over 2000

  •
  Record pro forma net income* of $14.3 million, or 15.7 percent of revenue, is up 149 percent over pro forma net income* of $5.7 million, or 10.9 percent of revenue, in 2000

  •
  Record pro forma EPS* of $0.33 nearly doubles from $0.17 in 2000

  •
  Net loss in accordance with generally accepted accounting principles was ($42.6) million, or ($1.05) per diluted share, in 2001 compared to net loss attributable to common shareholders of ($12.7) million, or ($0.50) per diluted share, in 2000

Fourth Quarter 2001 Financial Highlights

  •
  Revenue of $22.7 million was up 25 percent year-over-year and down 6 percent sequentially

  •
  Record fourth quarter unit shipments to LCD monitor manufacturers increases 26 percent sequentially, nearly triples year-over-year

  •
  Record gross profit margins of 56.6 percent increase for eighth consecutive quarter

  •
  Record pro forma net income* of $4.0 million, or $0.09 per diluted share, was up 40 percent over pro forma net income* of $2.8 million, or $0.07 per diluted share, in the fourth quarter of 2000

  •
  Net loss in accordance with generally accepted accounting principles was ($2.0) million, or ($0.05) per diluted share in Q401compared to net income of $2.2 million, or $0.06 per diluted share, in Q400

*    Pro forma net income (loss) represents net income (loss) excluding non-cash expenses for the amortization of goodwill and assembled workforce, patent settlement expense, in-process research and development expense, amortization of deferred stock compensation, accretion of preferred stock redemption preference and preferred stock beneficial conversion feature. Net Income (loss) excluding these expenses differs from net income (loss) according to generally accepted accounting principles.

        Tualatin, Ore., January 24, 2002—Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-a-chip ICs for the advanced display market, today announced financial results for the fourth quarter and year ended December 31, 2001.

        Revenue for the year totaled $90.8 million, a 73 percent increase over revenue of $52.6 million in 2000. Revenue for the fourth quarter was $22.7 million, up 25 percent compared to the prior year's fourth quarter and down six percent sequentially, primarily due to softness in the multimedia projector market reflecting the ongoing general economic weakness.

        Pro forma net income* for the year was $14.3 million, or $0.33 per diluted share, up 149 percent from $5.7 million, or $0.17 per diluted share, in 2000. Pro-forma net income* for the fourth quarter was $4.0 million, or $0.09 per diluted share, a 40 percent increase over pro forma net income of $2.8 million, or $0.07 per diluted share, in the fourth quarter of 2000 and a 3 percent increase over pro forma net income of $3.9 million, or $0.09 per diluted share, in the third quarter of 2001.

        Non-cash charges recorded in 2001 in accordance with generally accepted accounting principles included $16.0 million for amortization of goodwill and assembled workforce and $32.4 million for in-process R&D expense, both of which related to the acquisition of Panstera, Inc., and $8.5 million for amortization of deferred stock compensation, most of which was related to the acquisition of Panstera. Including these non-cash charges, net loss for the year ended December 31, 2001 was ($42.6) million, or ($1.05) per diluted share, compared to a net loss attributable to common shareholders of ($12.7) million, or ($0.50) per diluted share, in 2000. Non-cash charges recorded in the fourth quarter of 2001 in accordance with generally accepted accounting principles included $4.4 million for amortization of goodwill and assembled workforce and $1.6 million for amortization of deferred stock compensation. Including these non-cash charges, net loss for the fourth quarter of 2001 was ($2.0) million, or ($0.05) per diluted share, compared to net income of $2.2 million, or $0.06 per diluted share, in the fourth quarter of 2000 and a net loss of ($3.0) million, or ($0.07) per diluted share, in the third quarter of 2001.

        "The year 2001 was without question an outstanding one for Pixelworks," said Allen Alley, President, CEO, and Chairman of Pixelworks. "We grew revenues 73 percent and nearly doubled pro forma earnings per share, increased market share across all business segments, and exited the year with a very strong balance sheet including over $100 million in cash and marketable securities, and no debt," Alley added.

        "But even more important we worked intensely throughout 2001 to develop a broad technology portfolio and to acquire deep technical talent. Because of our success against those initiatives, we enter 2002 well on our way to having the broadest product offerings in our industry, from display processors for low-end LCD monitors to high-end media appliances incorporating our new Jolt architecture, and everything in between. As the products begin to penetrate their respective market segments during 2002 we see great promise for significant growth and profitability," Alley concluded.

Business Outlook

        The following statements are based on current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after December 31, 2001 other than the recently completed acquisition of nDSP, Corporation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

Continuing uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters.

  •
  The business outlook includes certain effects of the recent acquisition of nDSP, Inc., which closed on January 14, 2002. It should be noted, however, due to the uncertainty as to the actual amounts involved, this business outlook does not include other certain, large, non-cash expenses related to the nDSP acquisition that the company is expected to incur as required under generally accepted accounting principles pertaining to the purchase method of accounting for acquisitions. The expenses include, but may not be limited to, the write-off of in-process research and development charges related to the acquisition.

  •
  The company estimates first quarter 2002 revenue will be $21 to $23 million. The company expects double-digit rates of sequential quarterly revenue growth beginning in the second quarter as new products developed in 2001 begin to ship in production volumes. The company expects the highest sequential quarterly rates of growth to occur in the third and fourth quarters of the year. While estimating revenue is very difficult given the uncertain economic environment, the company is estimating revenue will be in excess of $125 million for the full year 2002. Revenue is highly dependent on a number of factors including, but not limited to, general economic conditions, timely new product introductions, the company's ability to secure additional design wins with customers, growth rates in the flat panel monitor, multimedia projector, and advanced television markets, and increased supply of products from the company's third party foundries.

  •
  The company expects gross profit margins in the first quarter of 2002 to be 49 to 51 percent. The company expects gross profit margins in 2002 to range from 46 to 50 percent during the remaining quarters of the year. Gross profit margins may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels, and changes in estimated product mix.

  •
  The company expects combined operating expenses for R&D and SG&A of approximately $10.0 to $10.5 million in the first quarter of 2002, and $42 to $46 million for the full year.

  •
  The company expects non-cash charges related to the amortization of deferred stock compensation to be approximately $1.1 million in the first quarter of 2002 and $4.4 million for the year.

  •
  The company expects interest income of approximately $800,000 in the first quarter of 2002 and $3.2 million for the year. This estimate is dependent on no material change to average cash balances and interest rates from those at December 31, 2001.

  •
  The company expects the tax rate for 2002 to be approximately 30 percent of pro forma pretax income*.

About Pixelworks, Inc.

        Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-a-chip ICs for the advanced display market. Pixelworks' solutions process and optimize video, computer graphics and Web information for display on a wide variety of devices used in business and consumer markets. Pixelworks ImageProcessor Architecture powers the world's most highly regarded flat panel display products, including monitors and projectors marketed by Compaq, Dell, NEC-Mitsubishi, Samsung, SANYO, Sony and ViewSonic. For more information, please visit the company's Web site at www.pixelworks.com.

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        Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

        The statements by Allen Alley and the statements in the business outlook above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company's business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: business and economic conditions, changes in growth in the flat panel monitor, multimedia projector, and advanced television industries, changes in customer ordering patterns, competitive factors, such as rival chip architectures, pricing pressures, insufficient, excess or obsolete inventory and variations in inventory valuation, continued success in technological advances, shortages of manufacturing capacity from our third-party foundries, litigation involving antitrust and intellectual property, the non-acceptance of the combined technologies by leading manufacturers, and other risk factors listed from time to time in the company's Securities and Exchange Commission filings. In addition, such statements are subject to the risks inherent in investments in and acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the investment or acquisition cannot be completed successfully or that anticipated benefits are not realized. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the company does update one or more forward-looking statements, investors and others should not conclude that the company will make additional updates with respect thereto or with respect to other forward-looking statements.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2001	2000	2001	2000
Revenue	$22,659	$18,121	$90,808	$52,593
Cost of revenue	9,832	10,495	46,499	31,342

Gross profit	12,827	7,626	44,309	21,251
Operating expenses:
Research and development	5,183	3,079	18,096	10,225
Selling, general and administrative	4,540	3,306	16,373	9,708
Amortization of goodwill & assembled workforce	4,359	—	15,982	—
Patent settlement expense	—	—	—	4,078
In-process R&D expense	—	—	32,400	—
Amortization of deferred stock compensation	1,588	600	8,461	2,227

Total operating expenses	15,670	6,985	91,312	26,238

Income (loss) from operations	(2,843)	641	(47,003)	(4,987)

Interest income	857	1,664	4,444	4,562
Interest expense	—	—	—	(38)
Other expense	—	(80)	—	(104)

Interest and other income, net	857	1,584	4,444	4,420

Income (loss) before income taxes	(1,986)	2,225	(42,559)	(567)

Income tax provision	—	—	—	—

Net income (loss)	(1,986)	2,225	(42,559)	(567)
Preferred stock beneficial conversion feature	—	—	—	9,996
Accretion of preferred stock redemption preference	—	—	—	2,100

Net income (loss) attributable to common shareholders	$(1,986)	$2,225	$(42,559)	$(12,663)

Basic net income (loss) per share	$(0.05)	$0.06	$(1.05)	$(0.50)

Diluted net income (loss) per share	$(0.05)	$0.06	$(1.05)	$(0.50)

Weighted average shares-basic	41,279,292	36,574,193	40,661,642	25,573,392

Weighted average shares-diluted	41,279,292	39,334,152	40,661,642	25,573,392

Proforma net income(1)	$3,961	$2,825	$14,284	$5,738

Basic net income per share	$0.10	$0.08	$0.35	$0.22

Diluted net income per share	$0.09	$0.07	$0.33	$0.17

Weighted average shares-basic	41,279,292	36,574,193	40,661,642	25,573,392

Weighted average shares-diluted	43,421,736	39,334,152	43,209,771	34,660,321

(1)
Proforma net income (loss) excludes amortization of deferred stock compensation, amortization of goodwill and assembled workforce, patent settlement expense, in-process R&D expense, accretion of preferred stock redemption preference and preferred stock beneficial conversion feature.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	December 31, 2001	December 31, 2000
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$53,288	$49,681
Short-term marketable securities	40,517	54,051
Accounts receivable, net	6,378	6,608
Inventories, net	4,176	3,280
Prepaid expenses and other current assets	3,667	592

Total current assets	108,026	114,212
Property and equipment, net	5,463	3,660
Deferred income taxes	1,487	—
Goodwill and assembled workforce, net	69,162	—
Long-term marketable securities	7,450	—
Other assets, net	11,251	2,422

Total Assets	$202,839	$120,294

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$2,391	$9,120
Accrued liabilities	6,815	4,721

Total current liabilities	9,206	13,841
Shareholders' equity	193,633	106,453

Total liabilities and shareholders' equity	$202,839	$120,294

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Pixelworks Reports Fourth Quarter and 2001 Financial Results
PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data)
PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEET (In thousands)